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                                                                     EXHIBIT 4.4

          Void after 5:00 p.m. New York Time, on ______________, 2005.
               Option to Purchase 200,000 Shares of Common Stock.

                        REPRESENTATIVE'S PURCHASE OPTION

                                       OF

                              RADYNE COMSTREAM INC.

                  This is to certify that, FOR VALUE RECEIVED, HD BROUS & CO., INC., or assigns (the "Holder"), is entitled to purchase, subject to the provisions of this Option, from RADYNE COMSTREAM INC., a New York corporation (the "Company"), 200,000 fully paid, validly issued, and nonassessable shares of the Company's Common Stock, par value $.002 per share ("Common Stock") at a price of $__________ per share at any time or from time to time during the period from ____________, 2001 to ____________, 2005, but not later than 5:00
p.m. New York City Time, on ____________, 2005. The number of shares of Common Stock to be received upon the exercise of this Option and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Option Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price." This Option, together with options of like tenor, constituting in the aggregate options (the "Options") to purchase 200,000 shares of Common Stock, was originally issued pursuant to an underwriting agreement between the Company and HD Brous & Co., Inc. ("Brous"), in connection with a public offering through Brous of 2,000,000 shares of Common Stock and warrants to purchase 2,000,000 shares of Common Stock, in consideration of $100 for the Options.

         1. EXERCISE OF OPTION.

                (a) This Option may be exercised in whole or in part at any time or from time to time on or after ____________, 2001 and until ____________, 2005
(the "Exercise Period"), subject to the provisions of Section 10(b) hereof; provided, however, that (i) if either such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, and (ii) in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety, resulting in any distribution to the Company's stockholders, prior to ____________, 2005, the Holder shall have the right to exercise this Option commencing at such time through ____________, 2005 into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Option might have been exercisable immediately prior thereto. This Option may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form attached as Exhibit A hereto duly executed and accompanied by payment of the Exercise Price for the number of Option Shares specified in such form. As soon as practicable after each such exercise, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificate for the Option Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Option should be exercised in part only, the Company shall, upon surrender of this Option for cancellation, execute and deliver a new Option evidencing the rights of the Holder thereof to purchase the balance of the Option Shares purchasable thereunder. Upon receipt by the Company at its office, or by the stock transfer agent of the Company at its office, of this Option in proper form for exercise, together with the payment of the Exercise Price or the "Notice of Exchange" specified in Section 1(b), the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

                (b) At any time during the Exercise Period, the Holder may, at its option, exchange this Option, in whole or in part (an "Option Exchange"), into the number of Option Shares determined in accordance with this Section 1(b), by surrendering this Option at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Option Shares to be exchanged, and the date on which the Holder requests that such Option Exchange occur (the "Notice of Exchange"). The Option Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares issuable upon such Option Exchange and, if applicable, a new Option of like tenor evidencing the balance of the shares remaining subject to this Option, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Option Exchange, this Option shall represent the right to subscribe for and acquire the number of Option Shares (rounded to the next highest integer) equal to (i) the number of Option Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Option Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the current market value of a share of Common Stock. Current market value shall have the meaning set forth Section 3 below, except that for purposes hereof, the date of exercise, as used in such Section 3, shall mean the Exchange Date.

         2. RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Option such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Options.

         3. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Option. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:



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




                (a) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Option or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market; or

                (b) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market, the current market value shall be the average of the closing bid and asked prices for such day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the OTC Bulletin Board or the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Option; or

                (c) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Option, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         4. EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF OPTION. This Option is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Option is not transferable (other than by will, pursuant to the laws of descent and distribution, or by the operation of law) and may not be assigned, transferred, or hypothecated except to officers and employees of Brous who are also shareholders of Brous. Upon surrender of this Option to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form attached as Exhibit B hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Option in the name of the assignee named in such instrument of assignment and this Option shall promptly be cancelled. This Option may be divided or combined with other Options that carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Options are to be issued and signed by the Holder hereof. The term "Option" as used herein includes any Options into which this Option may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company will execute and deliver a new Option of like tenor and date.

         5. RIGHTS OF THE HOLDER. Until the Holder exercises this Option pursuant to Section 1, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Option and are not enforceable against the Company except to the extent set forth herein.

         6. ANTI-DILUTION PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Options shall be subject to adjustment from time to time upon the happening of certain events as follows:

                (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                (b) Whenever the Exercise Price payable upon exercise of each Option is adjusted pursuant to Section 6(a) above, the number of Option Shares purchasable upon exercise of this Option shall simultaneously be adjusted by multiplying the number of Option Shares initially issuable upon exercise of this Option by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

                (c) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one cent ($0.01) in such price; provided, however, that any adjustments which by reason of this Section 6(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 6 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this
Section 6 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 6, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any federal income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Options).

                (d) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Option Shares issuable upon exercise of each Option, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders at their last addresses appearing in the Company's records, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 6, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.


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



                (e) In the event that at any time, as a result of an adjustment made pursuant to Section 6(a) above, the Holder of this Option thereafter shall become entitled to receive any shares of capital stock of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Option shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 6(a) to 6(d), inclusive above.

                (f) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Option, Options theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Options initially issuable pursuant to this Agreement.

         7. OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section 6, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the holder or any holder of an Option executed and delivered pursuant to Section 1 and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

         8. NOTICES TO OPTION HOLDERS. So long as this Option shall be outstanding, (a) if the Company shall pay any dividend or make any distribution upon the Common Stock or (b) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (c) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least 15 days prior to the date specified in
(x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

         9. RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or



                                       5






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other change of outstanding shares of Common Stock of the class issuable upon exercise of this Option) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Option at any time prior to the expiration of the Option, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Option immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Option. The foregoing provisions of this Section 9 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of
Section 6 hereof.

                10. REGISTRATION UNDER THE SECURITIES ACT OF 1933.

         (a) The Company shall advise the Holder of this Option or of the Option Shares or any then holder of Options or Option Shares (such persons being collectively referred to herein as "Holders") by written notice at least thirty
(30) days prior to the filing of any post-effective amendment to the Company's Registration Statement No. 333-90731 on Form S-2 ("Registration Statement"), declared effective by the Securities and Exchange Commission on ____________, 2000 or of any new registration statement (other than a Form S-8 or Form S-4 or a successor form) or post-effective amendment thereto under the Securities Act of 1933 (the "Act") covering securities of the Company and will for a period of six years, commencing one year from the effective date of the Registration Statement, upon the request of any such Holder, include in any such post-effective amendment or registration statement such information as may be required to permit a public offering of the Option Shares. The Company shall supply prospectuses and other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Option Shares, use its reasonable best efforts to qualify the Option Shares for sale in such states as any such Holder shall reasonably designate and do any and all other acts and things which may be reasonably necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Option Shares, and furnish indemnification in the manner as set forth Section 10(c)(iii). Such Holders shall furnish information and indemnification as set forth in Section 10(c)(iv), except that the maximum amount which may be recovered from the Holder shall be limited to the amount of net proceeds received by the Holder from the sale of the Option Shares. The Company's obligations to include the Option Shares in a public offering under this Section 10(a) shall be subject to the provisions of Section 10(f), below.

         (b) If any majority holder (as defined in Section 10(d) below) shall give notice to the Company at any time during the four-year period commencing one year from


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the effective date of the Registration Statement to the effect that such holder contemplates (i) the transfer of all or any part of his, her, or its Option Shares, or (ii) the exercise and/or conversion of all or any part of his, her, or its Options and the transfer of all or any part of the Option Shares under such circumstances that a public offering (within the meaning of the Act) of Option Shares will be involved, and desires to register under the Act the Option Shares, then the Company shall, within sixty (60) days after receipt of such notice, prepare and file a post-effective amendment to the Registration Statement or a new registration statement on Form S-1, S-3 or such other form as the holder requests and for which the Company and the proposed transaction qualify, pursuant to the Act, to the end that the Option Shares may be sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become effective and continue to be effective (including the taking of such steps as are necessary to obtain the removal of any stop order) for the lesser of (A) 180 days or (B) the date on which the holder has advised the Company that all of the Option Shares have been sold; provided that such Holders shall furnish the Company with appropriate information (relating to the intentions of such Holders) in connection therewith as the Company shall reasonably request in writing. Subject to applicable state law, in the event the registration statement is not declared effective under the Act within 180 days after the majority holder first gives notice to the Company of his, her, or its desire to register Option Shares under the Act, then at the Holders' request, the Company shall purchase the Options from the Holders for a per share price equal to the fair market value of the Common Stock less the per share Exercise Price. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration of Option Shares pursuant to this
Section 10(b) a certificate signed by the President of the Company stating that a Blackout Period (as defined in Section 10(e)) is in effect, the Company shall have the right to defer such filing during the term of such Blackout Period. The Holder may, at its option, request the registration of the Option Shares in a registration statement made by the Company as contemplated by Section 10(a) or in connection with a request made pursuant to this Section 10(b) prior to the acquisition of the Option Shares upon exercise of the Option and even though the Holder has not given notice of exercise of the Option. If the Company determines to include securities to be sold by it in any registration statement originally requested pursuant to this Section 10(b), such registration shall instead be deemed to have been a registration under Section 10(a) and not under this
Section 10(b). The Holder may thereafter at its option, exercise the Options at any time or from time to time subsequent to the effectiveness under the Act of the registration statement in which the Option Shares were included.

         (c) The following provisions of this Section 10 shall also be applicable:

                (i) Within ten days after receiving any such notice pursuant to
Section 10(b), the Company shall give notice to the other Holders of Options and Option Shares, advising that the Company is proceeding with such post-effective amendment or registration statement and offering to include therein Option Shares of such other Holders, provided that they shall furnish the Company with such appropriate information in connection therewith as the Company shall reasonably request in writing to enable the Company to effect such registration. Following the effective date of such post-effective amendment or registration, the Company shall upon the request of any owner of Options and/or Option Shares forthwith supply such a number of prospectuses meeting the requirements of the Act, as shall be reasonably requested by such


                                       7







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owner to permit such Holder to make a public offering of all Option Shares from time to time offered or sold to such Holder, provided that such Holder shall from time to time furnish the Company with such appropriate information in connection therewith as the Company shall request in writing to enable the Company to effect such registration. The Company shall also use its reasonable best efforts to qualify the Option Shares for sale in such states as such majority Holder shall reasonably designate.

                (ii) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Section 10(a) notwithstanding that Option Shares subject to this Option may be included in any such registration. The Company shall also comply with one request for registration made by the majority holder pursuant to Section 10(b) at its own expense and without charge to any Holder of any Options and/or Option Shares; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 10(b) if the registration request is subsequently withdrawn at the request of the majority holder, in which case the Holders participating in such offering and favoring such withdrawal shall bear such expenses; provided further, however, that if such registration request has been withdrawn by virtue of a material adverse change in the condition, business, or prospects of the Company from that known to the majority holder at the time of its request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to
Section 10(b). The Company shall comply with one additional request made by the majority holder pursuant to Section 10(b) (and not deemed to be pursuant to Section 10(a)) at the sole expense of such majority holder. Any Holder whose Option Shares are included in any such registration statement pursuant to this
Section 10 shall, however, bear the fees of his, her, or its own counsel and any registration fees, transfer taxes or underwriting discounts or commissions applicable to the Option Shares sold by him, her, or it pursuant thereto.

                (iii) The Company shall indemnify and hold harmless each such Holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such Holder any Option Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Section 10 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such Holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such Holder or underwriter within the meaning of such Act provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Holder or any other Holder, specifically for use in the preparation thereof.



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



                (iv) Each Holder severally, but not jointly, shall indemnify and hold harmless the Company and each person who controls the Company, within the meaning of the Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or any registration statement under the Act or any prospectus included therein required to be filed or furnished by reason of this Section 10 or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, however, that each Holder will be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Holder specifically for use in the preparation thereof. In no event, however, shall the liability of any Holder for indemnification under this
Section 10 exceed the net proceeds received by such Holder from the sale of such Holder's Option Shares.

                (v) Neither the giving of any notice by any such majority holder nor the making of any request for prospectuses shall impose upon such majority holder making such request any obligation to sell any Option Shares, or exercise any Options.

                (d) The term "majority holder" as used in this Section 10 shall include any owner or combination of owners of Options or Option Shares in any combination if the holdings of the aggregate amount of (i) the Options held by him, her, or among them, plus (ii) the Options which he, she, or they would be holding if the Options for the Option Shares (provided such person can demonstrate to the Company's reasonable satisfaction that he, she, or it owns such Option Shares) owned by him, her, or among them had not been exercised, would constitute a majority of the Options originally issued.

                (e) The term "Blackout Period" as used in this Section 10 means any period

                   (i) beginning on the date on which the Company notifies the Holders that the Board of Directors of the Company, in its good faith judgment, has determined that (A) disclosures in the registration statement could have an adverse effect on the Company's ability to engage in a merger, acquisition, or similar transaction, or (B) financial statements with respect to the Company that may be required to utilize a registration statement pursuant to Section 10(b) are unavailable; and

                   (ii) ending on the date (1) with respect to Section 10(e)(i)(A) above, upon the earliest to occur of (x) the consummation of such merger, acquisition, or similar transaction, (y) the date on which the Company terminates discussions or any definitive agreement with respect to such merger, acquisition, or similar transaction, or (z) 180 days after the date on which the Company notifies the Holders of the Board of Directors' determination pursuant to Section 10(e)(i)(A); and (2) with respect to Section 10(e)(i)(B) above, as soon as financial statements sufficient to permit Company to file or permit the utilization of a registration statement under the Act have become available.

                (f) In the event the offering in which Option Shares are to be included pursuant to Section 10(a) is to be underwritten, the Company shall furnish the Holders with a written statement of the managing or principal underwriter as to the Maximum Includable Securities (as defined in Section 10(f)(iii), below) as soon as practicable after the Holder's request to have Option Shares included in such offering, as provided for in Section 10(a). If the total number of securities proposed to be included in such registration statement is in excess of the Maximum Includable Securities, the number of securities to be included within the coverage of such registration statement shall be reduced to the Maximum Includable Securities as follows:

                   (i) no reduction shall be made in the number of shares of capital stock or other securities to be registered for the account of the Company or for the account of any of the Company's securityholders that have the right to require the Company to initiate the registration of such securities; and

                   (ii) the number of Option Shares and other securities that may be included in the registration, if any, shall be allocated among the Holders of this Option and/or the Option Shares and holders of other securities (the "Other Holders") requesting inclusion on a pro rata basis, with the number of each type or class of securities of each Holder and Other Holder thereof included in the registration to be that number determined by multiplying (A) the total number of such type or class of security included in the Maximum Includable Securities less (B) the number of such type or class of security to be registered for the account of the Company or other securityholders that have the right to require the Company to initiate the registration, by a fraction, the numerator of which will be the total number of such type or class of security that such Holder or Other Holder owns, and the denominator of which will be the total number of such type or class of security owned by all Holders and Other Holders that have requested inclusion of such type or class of security in the registration.

                   (iii) "Maximum Includable Securities" shall mean the maximum number of shares of each type or class of the Company's securities that a managing or principal underwriter, in its good faith judgment, deems practicable to offer and sell at that time in a firm commitment underwritten offering without materially and adversely affecting the marketability or price of the securities of the Company to be offered. When more than one type or class of the Company's securities are to be included in a registration, the managing or principal underwriter of the offering shall designate the maximum number of each such type or class of securities that is included in the Maximum Includable Securities.

                (g) The Company's agreements with respect to Option Shares under this Section 10 shall continue in effect regardless of the exercise and surrender of this Option.

         11. OPTIONS NOT REDEEMABLE. Except as otherwise set forth herein, the Company shall not have the right to redeem this Option without the consent of the Holder.

         IN WITNESS WHEREOF, the Company has caused this Option to be executed by a duly authorized officer as of this _____ day of ____________, 2000.

                                  RADYNE COMSTREAM INC.

                                  By:
                                     ------------------------------------
                                  Its:
                                     ------------------------------------

                                    EXHIBIT A

                                  PURCHASE FORM

                                                       Dated ____________, ____

                  The undersigned hereby irrevocably elects to exercise the within Option to the extent of purchasing _______ shares of Common Stock and hereby makes payment of _______ in payment of the actual exercise price thereof.


                                                 ----------------

                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name ________________________________
(Please typewrite or print in block letters)

Address ______________________________

        ______________________________

        ______________________________


Signature _____________________________

                                    EXHIBIT B

                                 ASSIGNMENT FORM

         FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers unto

Name _______________________________
(Please typewrite or print in block letters)

Address ______________________________

        ______________________________

        ______________________________

the right to purchase Common Stock represented by this Option to the extent of ______ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _______________________________ as attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date ____________, ____

Signature _____________________________

Signature(s) guaranteed by:*

----------------------------
*THE SIGNATURE(S) MUST BE GUARANTEED BY A BANK, SAVINGS AND LOAN ASSOCIATION, STOCKBROKER, OR CREDIT UNION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTY MEDALLION PROGRAM PURSUANT TO SECURITIES EXCHANGE ACT RULE 17AD-15. NOTARIZATION BY A NOTARY PUBLIC IS NOT ACCEPTABLE.

                        REPRESENTATIVE'S PURCHASE OPTION

                           TO PURCHASE COMMON STOCK OF

                              RADYNE COMSTREAM INC.